Exhibit 10.6
RESTRICTED STOCK AWARD AGREEMENT
Community Health Systems, Inc.
(Special Grant 7/25/07 to Certain Officers/Employees and Non-employee Directors)
     THIS AGREEMENT between you and Community Health Systems, Inc., a Delaware corporation (the “Company”) governs an award of restricted stock in the amount and on the date specified in your award notification (the “Grant Date”).
     WHEREAS, the Company has adopted the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan (the “Plan”) in order to provide additional incentive to certain employees and directors of the Company and its Subsidiaries; and
     WHEREAS, the Committee has determined to grant to you an Award of Restricted Stock as provided herein to encourage your efforts toward the continuing success of the Company.
     NOW, THEREFORE, the parties hereto agree as follows:
1. Grant of Restricted Stock.
     1.1 The Company hereby grants to you an award of Shares of Restricted Stock (the “Award”) in the number set out in an electronic notification by the Company’s stock option plan administrator, as may be appointed from time to time (the “Plan Administrator”). The Shares of Restricted Stock granted pursuant to the Award shall be issued in the form of book entry Shares in your name as soon as reasonably practicable after the Date of Grant and shall be subject to your acknowledgement and acceptance (or your estate, if applicable) of this agreement by electronic means to the Plan Administrator as provided in Section 9 hereof, or as you have been otherwise instructed.
     1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
2. Restrictions on Transfer.
     The Shares of Restricted Stock issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated until all restrictions on such Restricted Stock shall have lapsed in the manner provided in Section 3, 4 or 5 hereof.
3. Lapse of Restrictions Generally.
     Except as provided in Sections 4, 5 and 6 hereof, one-half (1/2) of the number of Shares of Restricted Stock issued hereunder (rounded up to the next whole Share, if necessary) shall vest, and the restrictions with respect to such Restricted Stock shall lapse, on each of the first two (2) anniversaries of the Date of Grant.

4. Effect of Certain Terminations of Employment; Effect of Certain Terminations of Service.
     4.1 Employee Grantees. If your employment terminates as a result of your death, Disability, or by your employer for any reason other than for Cause, in each case if such termination occurs on or after the Date of Grant, all Shares of Restricted Stock which have not become vested in accordance with Section 3 or 5 hereof shall vest, and the restrictions on such Restricted Stock shall lapse, as of the date of such termination.
     4.2 Non-employee Member of the Board of Director Grantees. If your service as a member of the Board of Directors terminates as a result of your death, Disability, or for any reason other than for Cause, in each case if such termination occurs on or after the Date of Grant, all Shares of Restricted Stock which have not become vested in accordance with Section 3 or 5 hereof shall vest, and the restrictions on such Restricted Stock shall lapse, as of the date of such termination.
5. Effect of Change in Control.
     In the event of a Change in Control at any time on or after the Date of Grant, all Shares of Restricted Stock which have not become vested in accordance with Section 3 or 4 hereof shall vest, and the restrictions on such Restricted Stock shall lapse, immediately.
6. Forfeiture of Restricted Stock.
     In addition to the circumstance described in Section 9(a) hereof, any and all Shares of Restricted Stock which have not become vested in accordance with Section 3, 4 or 5 hereof shall be forfeited and shall revert to the Company (y) in the case of an employee-grantee, upon the termination by you, the Company or its Subsidiaries of your employment for any reason other than those set forth in Section 4 hereof prior to such vesting, and (z) in the case of a non-employee member of the Board of Directors, upon the termination of your service as a member of the Board of Directors for any reason other than those set forth in Section 4 hereof prior to such vesting.
7. Delivery of Restricted Stock.
     7.1 Except as otherwise provided in Section 7.2 hereof, evidence of book entry Shares or, if requested by you prior to such lapse of restrictions, a stock certificate with respect to shares of Restricted Stock for which the restrictions have lapsed pursuant to Section 3, 4 or 5 hereof, shall be delivered to you as soon as practicable following the date on which the restrictions on such Restricted Stock have lapsed, free of all restrictions hereunder.
     7.2 Evidence of book entry Shares with respect to shares of Restricted Stock whose restrictions have lapsed upon your death pursuant to Section 4 hereof or, if requested by the executors or administrators of your estate upon such lapse of restrictions, a stock certificate with respect to such shares of Restricted Stock, shall be delivered to the executors or administrators of your estate as soon as practicable following the Company’s receipt of notification of your death, free of all restrictions hereunder. All references herein to “you” shall also include your executors, administrators, heirs or assigns in the event of your death.

8. Dividends and Voting Rights.
     Subject to Section 9(a) hereof, upon issuance of the Restricted Stock, you shall have all of the rights of a stockholder with respect to such Stock, including the right to vote the Stock and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that dividends or distributions declared or paid on the Restricted Stock by the Company shall be deferred and reinvested in Shares of Restricted Stock based on the Fair Market Value of a Share on the date such dividend or distribution is paid or made (provided that no fractional Shares will be issued), and the additional Shares of Restricted Stock thus acquired shall be subject to the same restrictions on transfer, forfeiture and vesting schedule as the Restricted Stock in respect of which such dividends or distributions were made.
9. Acknowledgement and Acceptance of Award Agreement.
     (a) The Shares of Restricted Stock granted to you pursuant to this Award shall be subject to your acknowledgement and acceptance of this Agreement to the Company or its Plan Administrator (including by electronic means, if so provided) no later than the earlier of (i) 180 days from the Date of Grant and (ii) the date that is immediately prior to the date that the Restricted Stock lapses pursuant to Section 4 or 5 hereof (the “Return Date”); provided that if you dies before your Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of your estate acknowledges and accepts this Agreement through the Company or its Plan Administrator designee no later than ninety (90) days following your death (the “Executor Return Date”). If this Agreement is not so acknowledged and accepted executed and returned on or prior to your Return Date or the Executor Return Date, as applicable, the Shares of Restricted Stock evidenced by this Agreement shall be forfeited, and neither you nor your heirs, executors, administrators and successors shall have any rights with respect thereto.
     (b) If this Agreement is so acknowledged and accepted and returned on or prior to your Return Date or the Executor Return Date, as applicable, all dividends and other distributions paid or made with respect to the Shares of Restricted Stock granted hereunder prior to such Return Date or Executor Return Date shall be treated in the manner provided in Section 8 hereof.
10. No Right to Continued Employment or Board Service.
     Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate your employment, nor confer upon you any right to continuance of employment by the Company or any of its Subsidiaries or, in the case of a non-employee member of the Board of Directors, continuance of service as a Board member.
11. Withholding of Taxes.
     Prior to the delivery to you of a stock certificate or evidence of book entry Shares with respect to shares of Restricted Stock whose restrictions have lapsed, you shall pay to the Company or the Company’s Plan Administrator, the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to such Restricted Stock, if any. By acknowledging and accepting this Agreement in the manner provided in Section 9 hereof, you shall be deemed to elect to have the Company or the Plan Administrator withhold a portion of such Restricted Stock having an aggregate Fair Market Value equal to the Withholding Taxes in satisfaction thereof, such election to continue in effect until you notify the Company or its Plan Administrator before such delivery that you shall satisfy such obligation in cash, in which event the Company or the Plan Administrator shall not withhold a portion of such Restricted Stock as otherwise provided in this Section 11.
12. You Are Bound by the Plan.
     By acknowledging and accepting this award you hereby confirm the availability, your review of a copy of the Plan and the Prospectus, and other documents provided to you in connection with this award by the Company or its Plan Administrator, and you agree to be bound by all the terms and provisions thereof.
13. Modification of Agreement.
     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by both parties hereto.
14. Severability.
     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
15. Governing Law.
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee without giving effect to the conflicts of laws principles thereof.
16. Successors in Interest.
     This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of your legal representatives. All obligations imposed upon you and all rights granted to the Company under this Agreement shall be binding upon your heirs, executors, administrators and successors.
17. Resolution of Disputes.
     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall first be referred to the Chief Executive Officer for informal resolution, and if necessary, referred to the Committee for its determination. Any determination made hereunder shall be final, binding and conclusive on you, your heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.
18. Entire Agreement.
     This Agreement and the terms and conditions of the Plan constitute the entire understanding between you and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award.
19. Headings.

     The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
20. Deemed Execution. On the date of your electronic acceptance of the terms of the Award and this Agreement, this Agreement shall be deemed to have been executed and delivered by you and the Company.